Exhibit 99.1

PLX Technology to Acquire Oxford Semiconductor, a Leading Supplier of Storage Interconnect Chips, Software

Oxford’s Leadership in Silicon, Software for Consumer, SOHO Storage Expands PLX’s Position in Interconnect Technology

Sunnyvale, Calif. – December 16, 2008 – PLX Technology, Inc. [NASDAQ: PLXT], a leading global supplier of PCI Express® (PCIe®) switch and bridge silicon, today announced it has signed a definitive agreement to acquire all of the outstanding shares of capital stock of Oxford Semiconductor, Inc., a privately held fabless provider of industry-leading silicon and software for the consumer and small office/home office (SOHO) storage markets.

Established in 1992, Oxford Semiconductor has been providing reliable, high-performance silicon and software solutions to interconnect digital systems, including PCIe, USB, FireWire, Ethernet, SATA and eSATA.  Oxford’s unaudited revenues for the first nine months of 2008 were $29 million.  Oxford’s corporate headquarters are located in Milpitas, California, with most of its employees based in Oxford’s design center in Abingdon, United Kingdom.

The rapidly growing consumer and SOHO external storage markets account for the majority of Oxford Semiconductor’s sales.  Oxford provides advanced system-on-chip solutions for both direct-attached storage (DAS) and network-attached storage (NAS) external drives.

The amount of digital data that consumers need to store is increasing exponentially.  Trends such as digital photography, digital video, MP3s and the on-line distribution of high-definition movies are driving increased sales of external storage devices in the consumer market.  Corresponding with these trends, demand for data-protection features such as redundant array of inexpensive disks (RAID), automatic back-up and encryption is also growing.  Oxford sells products, and is developing new ones, that address these growing needs as consumers adopt the “digital lifestyle.”

Oxford has a reputation for providing innovative and reliable chip, software and firmware solutions for consumer storage needs and counts leading manufacturers and marketers as customers, including Seagate, Western Digital, LaCie, Hewlett Packard, and Macpower.

“Through this acquisition, PLX will have a leadership position in two of the fastest-growing interconnect chip markets – PCI Express-based systems and external-storage,” said Ralph Schmitt, president and CEO of PLX.  “Major synergies include common interconnect technologies and design flows, sales, marketing and support systems, and supply chains.  Most importantly, PLX can create innovative products that combine the considerable intellectual property and industry knowledge of Oxford and PLX.  The two companies share a customer-focused business philosophy that includes delivering the highest quality products and services, and a culture that rewards innovation and results.”

“We see a convergence of PLX’s system interconnect business and Oxford’s storage interconnect business in customers’ core technologies and products that will, in the future, need to incorporate technologies from both companies,” said Bill Schroeder, CEO of Oxford.  “Joining forces with PLX gives Oxford greater scale, an increasingly important requirement for success in the semiconductor business, and the ability to access and support a wider customer base for our storage business, while creating a stronger company for our system interconnect business.”

Pursuant to the terms of the agreement, PLX Technology will acquire all of the outstanding shares of capital stock of Oxford Semiconductor in exchange for 5,600,000 shares of common stock of PLX, and a promissory note in the aggregate principal amount of $14,200,000 that will be satisfied by either the issuance of an additional 3,400,000 shares of common stock of PLX upon approval of the PLX stockholders, or the repayment of the principal amount of the note by June 30, 2009, if such stockholder approval is not obtained.  The acquisition has been approved by a special committee of PLX’s board of directors and by the board of directors and stockholders of Oxford.  The acquisition, which is subject to satisfaction of certain closing conditions, is anticipated to be completed in early January 2009.  PLX intends to hold a special meeting of stockholders to vote upon the issuance of PLX shares in satisfaction of the note.

Conference Call

The management team will host a financial analyst and investor conference call on Tuesday, December 16, at 2:00 p.m. PST.  The call can be accessed live at 785-830-7990.  A presentation will be available for download on the PLX Investor Website at www.plxtech.com/investors/news_events.asp.  A replay of the conference call will be available beginning December 16, at 5:00 p.m. PST and ending December 23, at 5:00 p.m. PST.  The replay dial-in number is 719-457-0820; Passcode: 6319445.

About PLX
PLX Technology, Inc. (www.plxtech.com), based in Sunnyvale, Calif., USA, is the world’s leading supplier of PCI Express and other standard I/O interconnect semiconductors to the communications, server, storage, embedded-control and consumer markets.  The company provides a competitive advantage through an integrated combination of experience, high-performance silicon, hardware and software design tools, and global partnerships.  These innovative solutions enable its customers to develop equipment with industry-leading performance, scalability and reliability that allows them to bring designs to market faster.

About Oxford
Whether transferring data from a consumer product to a storage device or backing-up and protecting data, Oxford Semiconductor is at the very heart of secure, reliable, robust storage systems for today’s connected digital lifestyle. Established in 1992, the company provides a broad range of semiconductor hardware and software solutions that enable seamless device-to-device interconnectivity. Headquartered in California’s Silicon Valley, the company has design centers in Abingdon, UK, and Singapore, as well as sales support offices worldwide.  For more information visit www.oxsemi.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements about the future synergies between PLX and Oxford, the creation of products that combine the intellectual property and industry knowledge of Oxford and PLX, the convergence of PLX’s business and Oxford’s business, and the anticipated closing date of the acquisition. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as unanticipated changes in technology trends, difficulties in integrating Oxford’s business with PLX’s business, unanticipated delays in closing the acquisition, the inability of either PLX or Oxford to consummate the transaction, reduced demand for products of electronic equipment manufacturers which include PLX’s or Oxford’s products, adverse economic conditions in general or those specifically affecting PLX’s or Oxford’s markets, technical difficulties and delays in the development process. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

PLX Technology and the PLX Technology logo are registered trademarks of PLX Technology, Inc.  All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.  Other names and brands may be claimed as the property of others.

Editorial contact:                                                                                                                                          Company contact:
Jerry Steach                                                                                                                                                 Arthur O Whipple, CFO
CommonGround Communications (for PLX)                                                                                         PLX Technology, Inc.
Tel: 415.222.9996                                                                                                                                       Tel: 408.774.9060
jsteach@plxtech.com                                                                                                                                   investor-relations@plxtech.com